CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-182308 on Form N-1A of our reports dated November 23, 2021, relating to the financial statements and financial highlights of First Trust NASDAQ Technology Dividend Index Fund, Multi-Asset Diversified Income Index Fund, First Trust S&P International Dividend Aristocrats ETF, First Trust BuyWrite Income ETF, First Trust Hedged BuyWrite Income ETF, First Trust Rising Dividend Achievers ETF, First Trust Dorsey Wright Focus 5 ETF, First Trust RBA American Industrial Renaissance® ETF, First Trust Dorsey Wright Momentum & Dividend ETF, First Trust Dorsey Wright International Focus 5 ETF, First Trust Dorsey Wright Dynamic Focus 5 ETF, First Trust SMID Cap Rising Dividend Achievers ETF, First Trust Indxx Innovative Transaction & Process ETF, First Trust Nasdaq Artificial Intelligence and Robotics ETF, First Trust Dorsey Wright Momentum & Value ETF, First Trust Dorsey Wright Momentum & Low Volatility ETF, and First Trust International Developed Capital Strength ETF, each a series of First Trust Exchange-Traded Fund VI, appearing in the Annual Reports on Form N-CSR of First Trust Exchange-Traded Fund VI for the year ended September 30, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectus and “AIFM Directive Disclosures”, “Miscellaneous Information”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

January 27, 2022